      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2000

                                                        REGISTRATION NO. 33-____


================================================================================

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                             DEL MONTE FOODS COMPANY
               (Exact name of issuer as specified in its charter)

                                 --------------

                 DELAWARE                                    13-3542950
       (State or other jurisdiction                       (I.R.S. employer
    of incorporation or organization)                  identification number)

                   ONE MARKET, SAN FRANCISCO, CALIFORNIA 94105
               (Address of principal executive offices) (Zip Code)

                                    DEL MONTE
                                  SAVINGS PLAN

                                    DEL MONTE
                           CERTAIN HOURLY SAVINGS PLAN
                            (Full title of the plans)

                            WILLIAM R. SAWYERS, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             DEL MONTE FOODS COMPANY
                                   ONE MARKET
                         SAN FRANCISCO, CALIFORNIA 94105
                     (Name and address of agent for service)

                                 (415) 247-3000
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                                PAUL BORDEN, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111

                                 --------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                             AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
 TITLE OF SECURITIES         TO BE            OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
  TO BE REGISTERED         REGISTERED           PER SHARE*             PRICE*              FEE*
--------------------------------------------------------------------------------------------------
Common Stock**         1.5 million shares         $9.875            $14,812,500.00      $3,910.50

==================================================================================================

* Estimated solely for the purpose of calculating the registration fee on the basis of $9.875 per share, the average of the high and low prices for the Common Stock on April 6, 2000 as reported by the New York Stock Exchange.

** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

               The following documents are incorporated by reference in this registration statement:

               (i) The Registrant's latest annual report on Form 10-K for the fiscal year ended June 30, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (ii) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999, filed pursuant to
Section 13(a) of the Exchange Act.

               (iii) The description of the Registrant's common stock which is contained in a Registration Statement on Form S-1 filed March 19, 1998, including amendments filed on May 18, 1998, June 3, 1998, June 30, 1998, July 24, 1998 and July 28, 1998.

               (iv) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (i) above.

               All documents filed by the Registrant or the Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

               Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Inapplicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

               The Registrant's Certificate of Incorporation provides for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Restated Certificate of Incorporation and By-laws.

               Del Monte Corporation's Savings Plan and Certain Hourly Savings Plan (the "Plans") contain identical indemnification provisions, each indemnifying the administrative committee, the investment committee, and the individual members of those committees in connection with actions of the individual or committee except those involving gross negligence or willful misconduct in the performance of their duties.

               The Registrant also carries liability insurance covering officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

               Inapplicable.

ITEM 8. EXHIBITS.

5.1     Opinion of Orrick, Herrington & Sutcliffe LLP.

5.2     Undertaking re: Status of Favorable Determination Letter Covering the
        Plan.

The Registrant has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of the Del Monte Savings Plan, as amended and restated on January 1, 1995, and the Del Monte Certain Hourly Savings Plan, as amended and restated on January 1, 1996. The Registrant will submit the Plans, as amended, to the IRS in a timely manner with a request for a favorable determination that the Plans, as amended, continue to so qualify.

23.1    Consent of KPMG LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney (included on signature page).

99.1    Del Monte Savings Plan, as amended.

99.2    Del Monte Certain Hourly Savings Plan, as amended.



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

ITEM 9. UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a



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

director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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


                                   SIGNATURES

THE REGISTRANT

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 6th day of April, 2000.

                                       DEL MONTE FOODS COMPANY
                                              (Registrant)

                                       By:        /s/ RICHARD G. WOLFORD
                                           -------------------------------------
                                                    Richard G. Wolford
                                           President and Chief Executive Officer
POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Meyers and William R. Sawyers, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                          DATE
---------                           -----                          ----

Principal Executive Officer:

     /s/ RICHARD G. WOLFORD         President and Chief            March 31, 2000
---------------------------------   Executive Officer
       Richard G. Wolford

Principal Financial Officer:

      /s/ DAVID L. MEYERS           Executive Vice President,      March 31, 2000
---------------------------------   Administration and Chief
         David L. Meyers            Financial Officer


Principal Accounting Officer:

      /s/ RICHARD L. FRENCH         Senior Vice President and
---------------------------------   and Chief Accounting Officer   March 31, 2000
         Richard L. French

Directors:

       /s/ RICHARD W. BOYCE
---------------------------------   Director                       March 30, 2000
         Richard W. Boyce

       /s/ TIMOTHY G. BRUER
---------------------------------   Director                       March 30, 2000
         Timothy G. Bruer

           /s/ AL CAREY
---------------------------------   Director                       April 5, 2000
             Al Carey

         /s/ PATRICK FOLEY
---------------------------------   Director                       March 30, 2000
           Patrick Foley

       /s/ BRIAN E. HAYCOX
---------------------------------   Director                       March 31, 2000
          Brian E. Haycox

      /s/ DENISE M. O'LEARY
---------------------------------   Director                       March 31, 2000
         Denise M. O'Leary

    /s/ WILLIAM S. PRICE, III
---------------------------------   Director                       March 31, 2000
       William S. Price, III

       /s/ JEFFREY A. SHAW
---------------------------------   Director                       March 31, 2000
         Jeffrey A. Shaw

       /s/ WESLEY J. SMITH
---------------------------------   Director                       March 31, 2000
          Wesley J. Smith

      /s/ RICHARD G. WOLFORD
---------------------------------   Director                       March 31, 2000
        Richard G. Wolford

A majority of the members of the Board of Directors.

THE PLAN

               Pursuant to the requirements of the Securities Act of 1933, the Del Monte Savings



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

Plan and the Del Monte Certain Hourly Savings Plan have duly caused this registration statement to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of San Francisco, State of California, on April 6, 2000.


                                        DEL MONTE SAVINGS PLAN

                                        By: /s/ William R. Sawyers
                                           _________________________________

                                               Del Monte Employee Benefits
                                               Administrative Committee


                                        DEL MONTE CERTAIN HOURLY SAVINGS PLAN

                                        By: /s/ William R. Sawyers
                                           _________________________________

                                               Del Monte Employee Benefits
                                               Administrative Committee




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


                                  EXHIBIT INDEX

Exhibit                                                                           Sequentially
  No.                                                                             Numbered Page
-------                                                                           -------------
5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.

5.2      Undertaking re: Status of Favorable Determination Letter Covering the
         Plan:

         The Registrant has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of the Del Monte Savings Plan, as amended and restated on January 1, 1995, and the Del Monte Certain Hourly Savings Plan, as amended and restated on January 1, 1996. The Registrant will submit the Plans, as amended, to the IRS in a timely manner with a request for a favorable determination that the Plans, as amended, continue to so qualify.

23.1     Consent of KPMG LLP.

23.2     Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit
         5.1 to this Registration Statement.

24.1     Power of Attorney (included on signature page).

99.1     Del Monte Savings Plan, as amended.

99.2     Del Monte Certain Hourly Savings Plan, as amended.






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